Exhibit 99

                     CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                                   AS ADOPTED PURSUANT TO
                       SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report for the Publix Super Markets, Inc. 401(k) SMART Plan (the "Plan") on Form 11-K/A for the fiscal year ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Tina P. Johnson, Senior Vice President of Publix Super Markets, Inc., Plan Administrator, certify to the best of my knowledge, that on the date hereof:


      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and


      (2) The information contained in the Report fairly presents, in all material respects, the net assets available for plan benefits and changes in net assets available for plan benefits of the Plan.




/s/Tina P. Johnson
---------------------------
Tina P. Johnson
Senior Vice President
Publix Super Markets, Inc.,
Plan Administrator
June 27, 2003



The foregoing  certification  is being  furnished  solely  pursuant to 18 U.S.C.
Section 1350 and is not being filed as part of the Report or as a separate disclosure document. This certification shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 ("Exchange Act") or otherwise subject to liability under that section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act except to the extent this Exhibit 99 is expressly and specifically incorporated by reference in any such filing.

A signed original of this written statement required by Section 906 has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.